UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Nielsen Holdings plc

(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 21, 2021

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom

(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2021, the Board of Directors (the “Board”) of Nielsen Holdings plc (the “Company”) appointed Stephanie Plaines as a member of the Board, effective immediately, to serve until the 2021 annual meeting of shareholders of the Company or until a successor is duly elected and qualified. On April 22, 2021, effective immediately, the Board appointed Ms. Plaines to its Audit Committee.

Ms. Plaines, 54, served as the Chief Financial Officer of Jones Lang LaSalle Incorporated (“JLL”) from March 2019 to November 2020. Prior to joining JLL, Ms. Plaines was the US Retail CFO at Starbucks Corporation from April 2017 to December 2018, CFO SamsClub.com at Walmart Global eCommerce from March 2016 to March 2017, and CFO Stop & Shop division at Ahold Delhaize from January 2011 to February 2016. Prior to joining Ahold Delhaize in 2004, Ms. Plaines held positions of increasing responsibility at Catalina Marketing Corporation, PepsiCo, Inc. and UBS Corporation.

There are no arrangements or understandings between Ms. Plaines and any other persons pursuant to which she was selected as a director. There are also no family relationships between Ms. Plaines and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a member of the Board, Ms. Plaines is entitled to receive an annual cash retainer of $80,000 and an annual grant of deferred stock units having a fair market value of $180,000 as of the date of grant, which will vest in four substantially equal quarterly installments, each prorated from the date of her appointment as a director. As a member of the Audit Committee, Ms. Plaines is entitled to receive a fee of $15,000, prorated from the date of her appointment.

Item 7.01	Regulation FD Disclosure.

On April 22, 2021, the Company issued a press release announcing the appointment of Ms. Plaines to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release dated April 23, 2021.

The information in Exhibit 99.1 shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2021

NIELSEN HOLDINGS PLC

By:	/s/ Jennifer Meschewski
Name:	Jennifer Meschewski
Title:	Secretary

Exhibit 99.1

News Release

Investor Relations:

Sara Gubins, sara.gubins@nielsen.com

Media Relations:

Meg Chari, meg.chari@nielsen.com

STEPHANIE PLAINES JOINS NIELSEN BOARD OF DIRECTORS

New York, NY — Apr. 23, 2021 — Nielsen Holdings plc (NYSE: NLSN) announced today the addition of Stephanie Plaines as a member of the company’s Board of Directors, effective Wednesday, April 21, 2021. She has been appointed to the Board’s audit committee as well.

A seasoned financial leader across a range of Fortune 500 companies, Plaines served as the Chief Financial Officer of Jones Lang LaSalle Incorporated (“JLL”), the US Retail CFO at Starbucks Corporation, the CFO of SamsClub.com at Walmart Global eCommerce, and the CFO of the Stop & Shop division at Ahold Delhaize. Over the course of her career, Plaines also held positions at Catalina Marketing Corporation, PepsiCo, Inc. and UBS Corporation.

“This is a transformative time for Nielsen as the company focuses on growth and innovation. We are thrilled to have Stephanie join the board. Her impressive track record and experience are an excellent fit and will be invaluable in helping to advance the company’s strategic growth plan,” said James Attwood, Jr., Chair of the Board, Nielsen.

“Stephanie brings deep global financial leadership experience, across a wide variety of industries, including consumer, retail, and e-commerce,” said David Kenny, Chief Executive Officer, Nielsen. “I look forward to her contributions in supporting our strategic vision and increasing shareholder value as we work towards a better media future for all people.”

“Nielsen plays a fundamental leadership role in the rapidly evolving global media landscape and in representing the voices of all audiences. Its contribution to, and influence on, the marketplace cannot be underestimated,” said Plaines. “I look forward to working with my fellow board colleagues and Nielsen’s leadership team at this key phase of growth.”

Ms. Plaines earned an MBA from the University of Texas at Austin and a Bachelor of Science degree in International Finance from the University of Florida.

ABOUT NIELSEN

Nielsen Holdings plc (NYSE: NLSN) is a leading global data and analytics company that provides a holistic and objective understanding of the media industry. With offerings spanning audience measurement, audience outcomes and content, Nielsen offers its clients and partners simple solutions to complex questions and optimizes the value of their investments and growth strategies. It is the only company that can offer de-duplicated cross-media audience measurement. Audience is EverythingTM to Nielsen and its clients, and Nielsen is committed to ensuring that every voice counts.

An S&P 500 company, Nielsen offers measurement and analytics service in nearly 60 countries. Learn more at www.nielsen.com or www.nielsen.com/investors and connect with us on Twitter, LinkedIn, Facebook and Instagram.

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